Exhibit 10.19

                                DEALER AGREEMENT

                                     between

                              CONN APPLIANCES, INC.

                                       and

                         VOYAGER SERVICE PROGRAMS, INC.


This Dealer Agreement is entered into effective as of January 1, 1998 by and between Conn Appliances, Inc., Beaumont, Texas, a Texas corporation (hereinafter, "Dealer"), and Voyager Service Programs, Inc., a Florida corporation (hereinafter "Voyager").

WHEREAS, Dealer is engaged in the sale of certain merchandise (hereafter, the "Covered Merchandise") to the general public in the States of Louisiana and Texas; and

WHEREAS, Dealer desires to offer, sell, and administer Voyager's extended service agreements in the States of Texas and Louisiana in the form(s) attached hereto as Exhibit A (such agreements as amended from time to time by agreement of the parties being referred to hereinafter as the "Service Contract(s)" to provide repairs for the protection of certain of Dealer's merchandise, which repairs will be in addition to the warranty protection offered by or enforceable against the manufacturer of such merchandise; and

WHEREAS, Voyager desires to make its Service Contracts available to customers of Dealer and to delegate to Dealer certain administrative and claims service responsibilities.

In consideration of the foregoing premises and the mutual promises and covenants contained herein, the parties agree as follows:

1.   Scope of Agreement.
     -------------------
     1.1 Applicability. This Agreement shall cover all new Service Contracts sold by Dealer issued in connection with the sale of Covered Merchandise since January 1, 1998 and during the term of this Agreement in the States of Louisiana and Texas and those service contracts covered under the Release, Transfer and Indemnification Agreement attached hereto as Exhibit "B." Contemporaneous with the execution hereof, the parties shall execute the Release, Transfer and Indemnification Agreement or substantially similar agreement as attached hereto as Exhibit B.
     1.2 Voyager Exclusive. The parties agree that, effective as of the date of this Agreement, Voyager shall be Dealer's exclusive provider of the Service Contracts and related services performed by Voyager hereunder. With the exception of renewal Service Contracts, the parties acknowledge that Dealer has marketed and administered its own extended service agreements and which shall hereafter be governed by this Agreement and the Release, Transfer and Indemnification Agreement. Any renewals under any Service Contract before the effective date of this Agreement shall not be covered by this Agreement.

2.   Sale of Service Contracts.
     --------------------------
     2.1 Eligible Merchandise. Dealer and Voyager shall agree, from time to time, as to which types of merchandise sold by Dealer are eligible to be Covered Merchandise of the type described in the Service Contract.
     2.2 Contract Prices. Voyager shall provide Service Contracts to Dealer at the prices contained in Schedule A attached hereto ("Contract Prices"). Dealer shall, from time to time, establish the Contract Prices to be charged for the Service Contracts subject to Voyager's approval and shall advise Voyager in writing of such Contract Prices. Approval of the Contract Prices shall not be unreasonably withheld. Dealer shall comply with all Federal, Texas and Louisiana laws and regulations applicable to the pricing of the Service Contracts.

3.   Duties of Dealer.
     -----------------
     3.1 General. Dealer shall (i) sell and issue the Service Contracts to purchasers; (ii) handle all inquiries from purchasers of Service Contracts pertaining to the Service Contracts (each such original purchaser is a "Contract Holder"); (iii) discuss all requests for repairs with Contract Holders, determine to what extent repairs are necessary, and advise Contract Holders as to the procedure for obtaining repairs or, if necessary, replacement of the Covered Merchandise (such repair or replacement is hereinafter "Covered
Repair/Replacement"); (iv) arrange for the provision of service to Contract Holders with repair facilities (a "Repair Facility"); (v) authorize the appropriate Repair Facility to perform the Covered Repair/Replacement; (vi) pay the Repair Facility (or Contract Holder, if circumstances warrant) for the reasonable cost ("Service Contract Losses") of effecting the Covered Repair/Replacement; (vii) provide to Voyager monthly Service Contract sale and repair cost summaries, including such data and information as is reasonably necessary for the parties to carry out the transactions contemplated by this Agreement; and, (viii) perform such other services and duties as may reasonably be required to offer, sell, and administer the Service Contracts that are subject to this Agreement.
     3.2 Materials. Dealer shall submit all printed contracts, any marketing materials which contain a reference to Voyager or the Service Contracts, or forms pertaining to the transactions contemplated by this Agreement to Voyager for its approval prior to use. Such approval shall not be unreasonably withheld.
     3.3 Books: Accounts: Records. Dealer shall keep accurate books, accounts, and records relating to the Service Contracts that are subject to this
Agreement, including but not limited to, names and address of each Contract Holder, and the dates, amounts and description and model numbers of all Covered Merchandise, and Service Contract Losses which are submitted. Such books, accounts, and records shall be maintained in accordance with commercially reasonable standards for a period of at least five years after the date of termination of this Agreement. Dealer agrees that its books, accounts, and records pertaining to the Service Contracts may be audited twice annually by Voyager or an authorized regulatory agency. Such audits shall be conducted upon reasonable notice to Dealer during regular business hours. All information obtained by Voyager or its affiliates shall be subject to the provisions of Paragraph 12.
     3.4 Compliance with Laws. Dealer understands that the offer, sale, and administration of the Service Contracts may require Dealer to obtain certain governmental licenses, and Dealer represents and warrants that in the event such material licenses, permits and governmental approvals and authorizations are necessary to lawfully offer, sell, and administer the Service Contracts. Dealer shall comply with such regulations. Dealer further understands that applicable laws impose certain limitations on the Dealer's ability to restrict implied warranties on merchandise covered by a Service Contract. Dealer shall comply with all applicable Federal, Texas and Louisiana laws and regulations relating to the offer, sale, and administration of the Service Contracts which shall include without limitation the Texas and Louisiana Deceptive Trade Practices Acts and the Magnuson-Moss Warranty Act and any applicable Retail Installment Sales Act as well as other Federal, Texas and Louisiana laws Dealer and Voyager may advise the other party may be applicable to the Service Contracts written hereunder.
     3.5 Sales Taxes. In connection with the sale of the Service Contracts, Dealer agrees to account, remit, process, file and pay to the appropriate governmental authorities, pursuant to applicable law, any Federal, Texas, Louisiana or local sales tax assessable with respect to the sale of the Service Contracts.
     3.6 Representations. In connection with offers and sales of the Service Contracts, Dealer shall make no oral or written representation (i) pertaining to the coverage provided under a Service Contract that misrepresents the scope of the coverage actually provided under the terms thereof or (ii) to the effect that the decision of Dealer or the Repair Facility is binding on the Contract Holder in any dispute concerning the Service Contract.
     3.7 Voyager Funds. Those portions of Contract Prices received for the benefit of Voyager shall be held by Dealer in a fiduciary capacity. All such Voyager funds shall be promptly remitted or credited to Voyager on a monthly basis in the manner described in paragraph 5.5 below.
     3.8 Relationship. Dealer's relationship with Voyager shall be that of an independent contractor authorized to sell and service Voyager's Service Contracts and nothing herein shall be construed as creating an employer-employee relationship between Voyager and officers, employees or agents of Dealer, or the relationship of a partnership or joint venture.

     3.9 Complaints. Dealer shall immediately refer all lawsuits, demands for arbitration and regulatory complaints to Voyager for handling, together with copies of all information in Dealer's files and a summary of the Dealer activity regarding the litigated or disputed matter. Voyager agrees to promptly notify Dealer of all consumer and insurance department complaints received regarding the Service Contracts subject to this Agreement. Dealer shall maintain a log of all written complaints, which shall be available for inspection by Voyager. Dealer and Voyager shall cooperate in such matters so as to allow resolution thereof to the benefit of both parties.
     3.10 Liability Insurance. At the option of Voyager, Dealer agrees to obtain and maintain, at its sole expense, blanket fidelity, and errors and omissions insurance, insuring Dealer's responsibilities hereunder. Voyager shall be named an additional insured on such insurance coverages and evidence thereof shall be furnished to Voyager and in the event the addition of Voyager as a named insured to any such insurance policy increases the cost or fee for such insurance, Voyager shall bear the increased cost attributable to its addition as a named insured.
     3.11 Dealer Administrative Compensation. Dealer's compensation for the administrative services performed by it under this Agreement shall be included in the cost of the Service Contracts issued to Contract Holders and shall be five percent (5%) of the Contract Prices as defined herein. Dealer is authorized to deduct said fee reimbursements as stated in Paragraph 5.4. Voyager shall pay Dealer interest on any reserves held for the Service Contracts at the annual statement interest rate for Voyager Property & Casualty Insurance Company, on a quarterly basis, at the time an Experience Refund is paid or would be payable pursuant to Paragraph 5.5. Except as provided in paragraph 5.5 below, Voyager shall not be responsible for any other remuneration to Dealer. Any liability for any Service Contracts transferred pursuant to Exhibit B shall not be subject to this paragraph.

4.   Duties of Voyager.
     ------------------
     4.1 Dealer Assistance. Upon Dealer's reasonable request from time to time, Voyager agrees to consult with Dealer and provide advice relating to procedural, legal and other matters relevant to the conduct of the offer, sale, and administration of the Service Contracts. Except as provided in this Paragraph 4, Voyager shall have no duties with respect to the Service Contracts.
     4.2 Forms. Voyager shall furnish to Dealer sample copies of all Service Contracts which are authorized for sale by the Dealer, together with necessary procedure manuals, reporting forms and claim forms. Upon ninety days (90) prior written notice to Dealer, Voyager may, at its sole discretion, amend any Service Contract or withdraw any Service Contract from the market, but Voyager shall provide a replacement Service Contract acceptable to Dealer in the event of any withdrawal at or before the date of its written notice to Dealer.
     4.3 Contract Liability Policy. Voyager shall secure a Contractual Liability Insurance Policy covering the resulting liability from the Service Contracts issued hereunder from Voyager Property & Casualty Insurance Company (VP&C), a company authorized to issue such coverage, which, as of the effective date, has an A.M. Best rating of A-. In the event VP&C's A.M. Best rating falls below a B+ rating, Voyager shall immediately replace the VP&C Contractual Liability Insurance Policy with such a policy issued by another insurance company with an A.M. Best rating of B+ or higher. Both the VP&C Contractual Liability Insurance Policy and any required replacement policy shall be substantially similar to the policy attached hereto as Exhibit "C." Such policy shall cover all Service Contracts described in Paragraph 1.1 of this Agreement. The termination of this agreement shall not terminate the coverage under the policy, which coverage shall continue until the Service Contract's expiration.

5.   Fees: Reimbursement; Refunds.
     -----------------------------
     5.1 Voyager Fees. "Voyager Fee," as that phrase is used herein, shall mean that amount equal to forty percent (40%) of the Contract Prices (net of sales tax collected) of the Service Contracts sold by Dealer or delivered by Dealer in connection with the sale of Covered Merchandise any renewals thereof.
     5.2 Claims Reimbursement. Dealer shall prepare and submit to Voyager a monthly invoice summarizing all claims and claims-related expenses under the Service Contracts adjusted and paid during the previous month. "Claims-related expenses" are defined as direct costs incurred in investigating and paying the Service Contract Losses. Within twenty (20) days of the end of the month in which any invoice is submitted, Voyager shall reimburse Dealer for any Service Contract Losses incurred by Dealer during the relevant period, upon submission to Voyager of Dealer's summary of Service Contract Losses.

     5.3 Contract Holder Refunds. If any Service Contract is cancelled, Dealer shall pay the Contract Holder the appropriate refund owed to such Holder. Voyager shall credit to Dealer the unearned pro-rata portion of the Voyager Fee paid by Dealer to Voyager with respect to each Service Contract cancelled. Dealer shall be authorized to deduct the amounts credited due to cancellations from the amount due under Paragraph 5.1 hereof, in order to determine the net Voyager Fee due for the relevant month.
     5.4 Payments to Voyager. Within twenty (20) days after the end of each month while this Agreement is in effect, Dealer shall send to Voyager the net amount due (Voyager Fees described in Paragraph 5.1 less Dealer compensation as provided in Paragraph 3.11, less the credit for cancellations referenced in Paragraph 5.3) attributable to all Service Contracts sold or renewed in connection with the sale of Covered Merchandise during the preceding month.
     5.5 Experience Refund. Voyager shall prepare an Experience Refund (herein so called) computation for each relevant Calculation Period in accordance with the steps set forth on Exhibit D attached hereto. For purposes of the Experience Refund Computation under Exhibit B, the amount transferred to Voyager for Service Contracts pursuant to Exhibit B shall be considered "Voyager Fees," but in the computation to be made under Exhibit D, no subtraction for premium taxes nor Dealer Administrative Compensation shall be made, charged or paid on the transferred amounts. The first "Calculation Period" hereunder shall end on June 30, 1998, and subsequent Calculation Periods shall consist of each calendar quarter following the initial Calculation Period. If such calculations result in a negative amount (i.e., a deficit), then no Experience Refund shall be paid. The amount of such deficit shall be carried forward to subsequent Calculation Periods and offset against the Experience Refunds that would otherwise be payable for such Periods, until such negative amount is completely offset or paid. If such calculations result in a positive amount, then Voyager shall within thirty (30) days after the end of a Calculation Period remit such amount to Dealer as an Experience Refund.
     5.6 Following termination of this Agreement in accordance with Paragraph 7, other than as provided under Paragraph 7.2(a), (b), (c), (d), or (e), Voyager shall continue to calculate an Experience Refund at the end of each quarterly period. If such calculations result in a positive amount, Voyager shall within 30 days after the end of the Calculation Period remit such amount to Dealer. If such calculations result in a deficit, such deficit shall be carried forward to subsequent Calculation Periods and offset in the same manner as described in Paragraph 5.5, except that if positive amounts have been paid after termination, Dealer shall be required to repay Voyager such positive amount(s) to reimburse Voyager for such deficit.
     5.7 Within 60 days after Dealer has certified to Voyager that all liabilities under all Service Contracts covered by this Agreement have expired, Voyager shall calculate a final Experience Refund, using the same procedure described in Paragraph 5.5, 5.6 and Exhibit D.
     5.8 In the event this Agreement is terminated pursuant to Paragraph 7.2(a),
(b), (c), or (d), or (e), no further Experience Refund will be payable hereunder until all liability for the Service Contracts written under this Agreement has expired. Without waiving the foregoing, in the event Voyager, at its sole discretion, subject to Paragraph 11 herein, determines that its actual damages, costs, expenses and attorney's fees resulting from such events of termination are satisfied and reimbursed in their entirety, such amounts that would have been payable as an Experience Refund shall be calculated and paid to Dealer pursuant to Paragraph 5.6 contained herein and Voyager shall pay any positive amounts under such calculation in excess of any amounts necessary to satisfy and reimburse such actual damages, costs, expenses and attorney's fees.

6. Term. The term of this Agreement shall continue until terminated as permitted in Paragraph 7.

7.   Termination.
     ------------
     7.1 Termination Without Cause. Either party may terminate this Agreement upon one hundred twenty (120) days prior written notice to the other party; provided, that such party is not then in material breach of this Agreement. This Agreement shall also terminate on any date that is mutually agreed upon in writing by the parties.
     7.2 Termination With Cause by Voyager. Subject to the cure provisions contained herein, Voyager may immediately terminate this agreement by written notice to Dealer in the event of (a) Dealer's violation of any applicable law relating to the offer, sale, or administration of the Service Contracts and the violation continues for fifteen (15) days after Dealer has received notice of the violation; (b) material breach of this Agreement by Voyager, which material breach continues for 30 days after Voyager has received notice of the breach;
(c) gross neglect of duty, fraud, misappropriation, or embezzlement by Dealer or its affiliates of funds owed to Voyager or any of its affiliates under this

Agreement  or any other  agreement  with  Dealer or any of its  affiliates;  (d)
Dealer or any of its affiliates shall become the subject of any order or injunction of any court or governmental body relating to the offer, sale, or administration of the Service Contracts and such order or injunction is not dismissed within thirty (30) days; or (e) Dealer's voluntary bankruptcy, insolvency or assignment for the benefit of creditors. For purposes of this Agreement, an "affiliate" of Voyager is defined as any company or entity that is a member company of American Bankers Insurance Group and an "affiliate" of a Dealer shall mean any subsidiary, parent or successor corporation of the Dealer.
     7.3 Termination With Cause by Dealer. Subject to the cure provisions contained herein, Dealer may immediately terminate this agreement by written notice to Voyager in the event of (a) material breach of this Agreement by Voyager, which material breach continues for 30 days after Voyager has received notice of the breach; (b) gross neglect of duty, fraud, misappropriation, or embezzlement by Voyager of funds owed Dealer under this Agreement; (c) Voyager or its Affiliates becoming the subject of any order or injunction of any court or governmental body relating to the sale or administration of the Service Contracts and such order or injunction is not dismissed within thirty (30) days; or (d) Voyager's insolvency.
     7.4 Right to Cure. Both parties shall have the right to cure any event that would provide either party the right to terminate this Agreement for cause within thirty (30) days after written notice is received of the occurrence of such event unless a shorter period of time to cure such occurrence is provided by this Agreement. Such notice shall include a specific reference to the provision or provisions of this Agreement which are alleged to have been breached, a description of the event giving rise to the alleged violation, and the action to be taken by the party alleged to have violated the Agreement. During the cure period, neither party shall terminate the Agreement. Paragraph 7.2(c) and Paragraph 7.3(b) are hereby expressly excluded from this right to cure.

8. Offset. The parties hereto agree that either party may offset, at any time, any amounts alleged to be due from the other party against any amounts due to the other. Written notice of the offset and the basis for the offset shall be given to the other party by the party claiming the right of offset. If either party is determined to have wrongfully asserted a right of offset, that party shall be liable to the other party for the other party's reasonable attorney's fees, costs, expenses incurred in challenging the offset and interest on the offset funds at a rate of six percent (6%) per annum from the date the funds were initially due.

9.   Indemnity.
     ----------

     9.1 By Dealer. Dealer hereby agrees to indemnify, defend, and hold harmless Voyager, any affiliate of Voyager, and their respective directors, officers, employees, agents, successors, and assigns (collectively, the "indemnified parties" and individually an "indemnified party") from and against (i) any and all losses, liabilities, costs, and damages (or actions or claims in respect thereof) that any indemnified party may suffer or incur insofar as such losses, liabilities, costs, or damages (or actions or claims in respect thereof) arise out of or are based upon any claim arising out of or relating in any manner whatsoever to (a) the transactions of Dealer contemplated by this Agreement (but specifically excluding items for which Dealer is being indemnified under Subparagraph 9.2 and the contractual liabilities payable under the terms and conditions of the Service Contracts) including without limitation, the offer, sale, or administration of the Service Contracts by Dealer or its agents and employees, claims based upon misrepresentations or fraud by Dealer or its agents and employees in connection with the offer or sale of the Service Contracts, the violation of any law, statute, regulation, or order applicable to the transactions contemplated by this Agreement by Dealer or its agents and employees, or claims of Contract Holders relating to repairs performed by Dealer or its agents and employees pursuant to Service Contracts, (b) any act or omission of Dealer or the breach by Dealer of any covenant, representation, or warranty of Dealer in this Agreement, or (c) claims of any taxing authority for taxes owing or alleged to be owing with respect to the sale of the Service Contracts by Dealer, including income taxes payable thereon, by Dealer other than premium taxes that are the responsibility of and customarily paid by insurance companies, and (ii) any and all reasonable legal and other expenses incurred by any indemnified party in connection with investigating, defending, or prosecuting any of the matters referred to in clause (i) above (or actions or claims in respect thereof) that result in any loss, liability, cost, or damage to the indemnified party.
     9.2 By Voyager. Voyager hereby agrees to indemnify, defend, and hold harmless Dealer, any affiliate of Dealer, and their respective directors, officers, employees, agents, successors, and assigns (collectively, the "indemnified parties" and individually an "indemnified party") from and against
(i) any and all losses, liabilities, costs, and damages (or actions or claims in respect thereof) that any indemnified party may suffer or incur, insofar as such losses, liabilities, costs, or damages (or actions or claims in respect thereof) arise out of or are based upon any claim arising out of or relating in any manner whatsoever to the breach by Voyager of any covenant, representation, or warranty of Voyager in this Agreement; the obligation of Voyager under the Service Contracts; claims of any taxing authority for taxes owed or alleged to be owed by Voyager with respect to the sale of Service Contracts or the purchase of the contractual liability policy; and (ii) any and all reasonable legal and other expenses incurred by any indemnified party in connection with investigating, defending, or prosecuting any of the matters referred to in clause (i) above (or actions or claims in respect thereof) that result in any loss, liability, cost, or damage to the indemnified party.
10. Effect of Termination. If this Agreement is terminated by Voyager pursuant to Paragraph 7.2, then Voyager, in its sole discretion, may elect to either (a) permit Dealer to continue to perform the administrative duties of Dealer specified in Paragraph 3 during the run-off of the Service Contracts that have not yet expired (the "Unexpired Service Contracts"), or (b) have Voyager, one of its affiliates, or a third party assume the administrative duties of Dealer under Paragraph 3 with respect to the Unexpired Service Contracts. If Dealer is removed as the administrator, then Dealer agrees to pay to the successor administrator, whether it be Voyager, an affiliate, or a third party, the unearned Dealer Administrative Compensation computed by the pro-rata method based on the terms of the actual unexpired Service Contracts. Dealer agrees to provide to Voyager or its designee such data regarding the Service Contracts, and such other information as Voyager may reasonably require to enable the successor administrator to service the business hereunder. If this Agreement is terminated by Dealer pursuant to Paragraph 7.1 or 7.3, then Dealer may, in Dealer's sole discretion, continue to perform the duties specified in Paragraph 3 during run-off. Whether this Agreement is terminated by Dealer or Voyager, Dealer may, at Dealer's sole discretion, continue to act as a Repair Facility under any applicable Repair Facility Agreement until the expiration of the Service Contracts written hereunder unless Dealer materially breaches the Repair Facilities Agreement or unless this Agreement has been terminated pursuant to Paragraph 7.2(c).

     If this Agreement is terminated pursuant to Paragraph 7.1 or 7.3 by Dealer, Voyager agrees, upon termination of this Agreement and upon Dealer's election, to transfer the unearned Voyager Fee less the Dealer Administrative Compensation to any administrator authorized by Dealer and, if applicable, by law to receive such fee in the state in which the administrator is domiciled. In the event the Agreement is terminated pursuant to Paragraph 7.1 and Dealer elects to transfer the unearned Voyager Fee to a substitute administrator, such transfer shall be of the unearned Voyager Fee less the Dealer Administrative Compensation and less Voyager's retention as defined in Exhibit D attached hereto. Upon Dealer's election, all liability for subsequent claims, refunds or any other obligations regardless of effective or incurred date, shall be transferred from Voyager to an approved assuming insurer on the effective date of such assumption. In such event, Voyager and its affiliates shall be indemnified and held harmless from any further liability under this Agreement or the Contractual Liability Insurance Policy.
11. Arbitration. Unless otherwise agreed to by Dealer and Voyager, any controversy or claim arising out of or relating to this Agreement, or breach hereof, shall be submitted to arbitration in Beaumont, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Voyager and Dealer shall each appoint one arbitrator within fifteen (15) days of the other party's request, and the two arbitrators so appointed shall appoint a third arbitrator. If either party refuses or neglects to appoint an arbitrator within thirty (30) days after the other party's request in writing, then the other party may appoint two arbitrators who shall appoint the third. If the two arbitrators fail to agree upon the selection of a third arbitrator within thirty
(30) days of their appointment, the third arbitrator shall be selected pursuant to the American Arbitration Association rules. None of the arbitrators shall be an employee, officer, or director of either Voyager or Dealer or any of their affiliates. The decision rendered by the arbitrator(s) shall be binding. Judgment upon the decision of the arbitrators may be entered in any court having jurisdiction thereof. Each party shall pay the expenses incurred by it and the one arbitrator selected by or for it, and shall equally bear the expenses of the American Arbitration Association and the third arbitrator.
12. Confidentiality. All communications from Voyager to Dealer or any affiliate, or from Dealer to Voyager or any affiliate, pursuant to this Agreement and all information and other material supplied to or obtained by the other party or affiliate under this Agreement (the "Protected Information") is, by its nature, confidential, proprietary, material, or important information of the applicable party or affiliate and is intended to be exclusively the knowledge of Voyager, Dealer, or their respective affiliates, as applicable, alone. From and after the date hereof, Voyager, Dealer, and their respective affiliates, as applicable, shall not, directly or indirectly, in any individual or representative capacity, reveal, divulge, disclose, or communicate in any manner whatsoever to any individual or entity (other than their respective officers, directors, employees, or consultants who have a need to know) any Protected Information of the other party or any affiliate, except as may be required by law or in response to a subpoena issued by a court having jurisdiction in the matter, or use any Protected Information of the other party or any affiliate for its benefit or the benefit of any third person. The term "Protected Information" includes any information of any kind, nature, or description concerning any matter affecting or relating to the businesses of Voyager or any of its affiliates or Dealer or any of its affiliates, as applicable, including without limitation, (i) names of any customers, clients, accounts, agents, or personnel, (ii) financial affairs, (iii) manner of operation, (iv) strategies, advertising or marketing plans or plans of any other nature, (v) information contained in any data bases, (vi) software programs,
(vii) trade secrets, (viii) confidential information, or (ix) methods of distribution. Without regard to whether any of the foregoing would be deemed to be material or important under applicable law, Dealer and Voyager each agrees that the same are material and important and materially affect the effective conduct of the business of Voyager and its affiliates and Dealer and its affiliates, as applicable.
13. Notices. Any notice or communication pertaining to this Agreement must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by prepaid overnight courier, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or, if mailed, on the earlier of the date actually received or (whether or not received) on the fifth business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

      If to Voyager:    Voyager Service Programs, Inc.
                        110 W. 7th Street
                        Fort Worth, Texas 76102
                        Attn: Tom McCraw, First Senior Vice President
      If to Dealer:     Conn Appliances, Inc.
                        2755 Liberty
                        Beaumont, Texas 77704
                        Attn: Thomas Frank, Chairman and Chief Executive Officer

Any party may change its address for notice by written notice given to the other parties in the manner prescribed in this Paragraph.

14. Survival. The provisions of this Agreement shall survive termination of this Agreement for a period of four (4) years after all liabilities expire under all Service Contracts covered by this Agreement.

15.  General.
     --------
     15.1 Entire Contract. This Agreement and the Exhibits attached hereto supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement (including the Exhibits attached hereto) may not be amended other than by written agreement of the parties.
     15.2 Choice of Laws. This Agreement and the rights and obligations of the parties hereto shall be governed, construed, and enforced in accordance with the laws of the State of Texas (excluding its conflict of laws rules).
     15.3 Non-Assignment. This Agreement may not be assigned by Dealer or Voyager. Any attempted assignment in violation of this provision shall be ineffective for all purposes.
     15.4 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and, the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part hereof a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.
     15.5 Captions. The titles appearing before each provision of this Agreement are for informational purposes only and shall not be construed to limit or modify such provisions.

     EXECUTED by the respective officers of the parties by authority of their respective Boards of Directors, on the dates set forth below, to be effective as of the date first set forth above.

                                  VOYAGER SERVICE PROGRAMS, INC.

                                  By:   /s/ Mark Cooper
                                      ------------------------------------------
                                  Its:  Authorized Representative
                                      ------------------------------------------
                                  Date: 7-16-1998
                                      ------------------------------------------

                                  CONN APPLIANCES, INC.

                                  By:   /s/ Thomas J. Frank
                                      ------------------------------------------
                                  Its:  Chief Executive Officer
                                      ------------------------------------------
                                  Date: 7-16-1998
                                      ------------------------------------------

In consideration of the mutual promises and covenants contained in the Dealer Agreement, American Bankers Insurance Company hereby guarantees to Conn
Appliances, Inc., jointly and severally with its affiliate, Voyager Service Programs, Inc. ("Voyager"), the performance by Voyager of all of Voyager's obligations contained in the Dealer Agreement and any and all future amendments thereto.


                                  AMERICAN BANKERS INSURANCE COMPANY

                                  By:   /s/ Mark Cooper
                                      ------------------------------------------
                                  Its:  Authorized Representative
                                      ------------------------------------------
                                  Date: 7-16-1998
                                      ------------------------------------------

                                    EXHIBIT A



Issued By:     Voyager  Service  Programs,  Inc.  ("Voyager"),  a subsidiary  of
               American Bankers Insurance Group


                                SERVICE AGREEMENT

     In consideration of the amount paid on this invoice for this Service Agreement ("Agreement"), and except as hereinafter provided, Voyager will make all necessary repairs and replacement of parts for the appliance or product identified on this invoice at the owner's address as identified on the invoice.

                              TERMS AND CONDITIONS

     (1) Service shall be rendered during normal working hours and within the territory normally serviced by Voyager retained and qualified service administrators.

     (2) This Agreement excludes (a) damages caused by spillage of liquids, insect infestations or by other improper or negligent use of the products; (b) damages caused by corrosion or rust; (c) theft or damage caused by flood, fire, hurricane, tornado, or all other acts of God;
          (d) consumable items such as knobs, cabinetry, trim, antennas, software, disks, needles, cartridges, glass, bulbs, batteries, etc.;
          (e) commercial use of the product; (f) routine cleaning of appliances, such as air conditioners; (g) Special, consequential or indirect damages, whether by contract, tort, or negligence; (h) repair or replacement covered by the manufacturer's warranty; (i) verified food loss damages in excess of $150 on refrigerators and $250 on freezers; or (j) damages/repairs covered by owner's other insurance coverages.

     (3) This Agreement may be canceled by Voyager for fraud, material misrepresentation, or if any payment is not made when due. Voyager shall calculate a prorata refund, less amounts paid for repairs made on owner's behalf.

     (4) Owner has the right to request in writing the cancellation of this Agreement. Upon cancellation, owner will receive a refund of the unearned prorata portion of eighty percent (80%) of the price of this Service Agreement, less amounts paid for repairs.

     (5) This Agreement is subject to review by seller before being considered for renewal.

     (6)  Voyager's limit of liability is the replacement value of the product.

          a. Should Voyager be unable to repair a product due to part unavailability, or other circumstances, Voyager may choose, at its option, to either replace it with a product of like value, a refurbished product, or credit monies towards the purchase of a new product.

          b. If a product is replaced under the terms of this Agreement, the customer may purchase a new Agreement at new product pricing.

     (7)  This   Agreement   is   transferable   upon  Voyager  or  its  service
          administrator receiving a written request from the original owner.

          This instrument sets forth the entire agreement between the parties and no representation, promise or condition not contained herein shall modify its terms. If services are required that are not included in this Service Agreement, they will be provided at regular repair rates.

          Voyager has retained Conn Appliances, Inc. ("Conn's") as its service administrator. Conn's provides customer assistance at these locations and telephone number:


     Area                               Service Center Address                    Telephone

     Orange-Port Arthur-Bridge City     2686 Laurel              Beaumont TX      409.735.7166
     Beaumont                           2686 Laurel              Beaumont TX      409.832.9938
     Lake Charles                       2678 Laurel              Beaumont TX      800.634.7118
     Houston Area                       635 Blue Bell            Houston TX       281.591.6611
     Houston                            635 Blue Bell            Houston TX       713.xxx.xxxx
     San Antonio                        1974 S. Alamo            San Antonio TX   210.354.1000
     Lafayette                          2910 Johnston St.        Lafayette LA     318.233.8427


                                    EXHIBIT B

                 RELEASE, TRANSFER AND INDEMNIFICATION AGREEMENT


     This Release, Transfer and Indemnification Agreement is effective this 1st day of January, 1998 by Conn Appliances, Inc., ("Conn"), Voyager Service Programs, Inc., ("Voyager") and Voyager Property and Casualty Insurance Company ("VPC").

                                   WITNESSETH:

     WHEREAS, Voyager Property and Casualty Insurance Company issued to Conn, a Service Contract Reimbursement Policy ("Policy"), indemnifying Conn for contractual liabilities incurred under Conn's Service Contracts with its customers administered by Conn (collectively referred to with Voyager's service agreements as the "Service Contacts"): and

     WHEREAS, the parties have previously entered into a certain Dealer Agreement for the sale of Voyager Service Contracts and a Deposit Agreement dated October 19, 1992, and all amendments and modifications thereto (collectively Agreement #1), by and among Conn, Voyager, VPC, American Bankers Insurance Company and Chase Bank of Texas National Association (formerly known as Texas Commerce Bank - Beaumont National Association) which established a certain related trust account, (hereinafter, the "Trust Account").

     WHEREAS, effective January 1, 1998, Conn and Voyager entered into a certain new Dealer Agreement (Agremeent #2), whereby Voyager issues Voyager's Service Contracts to customers of Conn; and

     WHEREAS, pursuant to the terms and conditions of Agreement #2 and this Agreement, Voyager agrees to assume liability for and administer existing Service Contracts and to issue new Service Contracts, and to release, indemnify and hold Conn and VPC harmless from any further obligations and liabilities under the Deposit Agreement, the Policy and the previously issued Service Contracts; and

     WHEREAS Conn desires to release, indemnify and hold Voyager and VPC harmless from any obligation under Agreement #1 and Policy.

     NOW, THEREFORE, in consideration of the mutual consideration contained herein, the receipt and sufficiency thereof being duly acknowledged, the parties agree as follows:

     (1) Voyager hereby assumes the liabilities under the Service Contracts, except for any renewals thereof issued by Conn prior to the effective date of Agreement #2. The duties and obligations of the parties regarding such Service Contracts are hereby and hereinafter subject to the terms of Agreement #2 between Conn and Voyager dated January 1, 1998.

     (2) In consideration of the assumption of such liability and duty of administration, the parties to this Agreement do hereby agree to terminate the Deposit Agreement and disburse the Trust Account balance in the amount of $4,900,000 to Conn and the remainder to Voyager. The balance remitted to Voyager shall be consider Voyager Fees and included in the calculation of the Experience Refund under Agreement #2.

     (3) Each party shall indemnify and hold the other party harmless from any and all loss, penalties or costs incurred by it when it is made a party to any regulatory action, lawsuit or threat of either because of any act or omission of the other party resulting from or growing out of unauthorized, negligent, fraudulent, or unfaithful acts or omissions by the other party in connection with Agreement #1 or Policy. Costs shall include, but are not limited to, attorney's fees, court costs, expenses, settlement costs, fines, judgments and all damage awards whether actual, compensatory, punitive or otherwise.

     (4) The parties further warranty that, by virtue of payment of the foregoing consideration, neither party nor any of their successors and assigns shall have any claim or right against the other or under or pursuant to said Policy and Agreement #1 after the effective date of agreement #2 and expressly agrees that the said Deposit Agreement and Policy is terminated as of the effective date of this agreement and there is no liability for any claims on or after the date of this agreement other than those as specified herein and occurring after the effective date of Agreement #2.

     (5)  The  parties  acknowledge  that  they have  read and  understand  this
Release, Transfer and Indemnification Agreement; that they have received independent legal advise from their attorney in regard to its rights and obligations regarding the matters released and parties indemnified herein; that this Release, Transfer and Indemnification Agreement shall not be subject to any claim of mistake of fact and that the consideration received with respect to this Release, Transfer and Indemnification Agreement constitutes full satisfaction of all obligations and liabilities.

     (6) The Parties understand that this Release, Transfer and Indemnification Agreement shall be interpreted and governed by the laws of the State of Texas, that it shall inure to the benefit of and be binding upon Conn, VPC and their successors and assigns.

     (7) The parties represent that this Release, Transfer and Indemnification Agreement does not violate articles of incorporation, by-laws or other applicable regulations or resolutions, and that it has taken any and all action as may be required to have the officers executing this instrument authorized to execute it on behalf of the corporation.

     IN WITNESS WHEREOF, the Parties have executed duplicate originals of this Release, Transfer and Indemnification Agreement and affixed its respective corporate seal as of the date stated below.

                        VOYAGER PROPERTY AND CASUALTY INSURANCE COMPANY

                        By:
                        -------------------------------------------------------
                        Its:
                        -------------------------------------------------------
                        -------------------------------------------------------
                        Date:
                        -------------------------------------------------------


                        VOYAGER SERVICE PROGRAMS, INC.
                        By:
                        -------------------------------------------------------
                        Its:
                        -------------------------------------------------------
                        -------------------------------------------------------
                        Date:
                        -------------------------------------------------------


                        CONN APPLIANCES, INC.

                        By:
                        -------------------------------------------------------
                        Its:
                        -------------------------------------------------------
                        -------------------------------------------------------
                        Date:
                        -------------------------------------------------------

                                    EXHIBIT C


Service Contract Reimbursement Insurance Policy issued to Voyager Service Programs, Inc. by Voyager Property & Casualty Insurance Company effective April, 1, 1995 and Service Contract Reimbursement Insurance Policy issued from Voyager Guaranty Insurance Company to Voyager Service Programs, Inc. effective January 1, 1991 until April 1, 1995 and reinsured from Voyager Guaranty Insurance
Company to Voyager Property & Casualty Insurance Company by Reinsurance Agreement effective January 1, 1993, Conn Appliances, Inc. being an additional named insured under both policies and the agreement by signature of authorized representative below. Both policies are further amended and endorsed to provide coverage for verified food loss damages in excess of $150 on refrigerators and$250 on freezers.


  /s/ Mark Cooper
-------------------------------------
Authorized Representative

                                    EXHIBIT D

This Exhibit D attached to that certain Dealer Agreement by and between Voyager Service Programs, Inc. and Conn Appliances, Inc., effective January 1, 1998.


                          EXPERIENCE REFUND COMPUTATION

Step 1. In accordance with Paragraph 5.5, Voyager shall calculate an Experience Refund which shall be on a cumulative inception to date basis as follows:

     (a) From the net written Voyager Fees, the unearned Voyager Fees as of the end of the applicable Calculation Period shall be subtracted. The amount of the "unearned Voyager Fees" shall be calculated using the pro rata method, over the term of the individual Service Contracts beginning from the date of sale. The resulting number is the earned Voyager Fees.

     (b) From the earned Voyager Fees, the premium taxes, Voyager's retention of 10% and the Dealer Administrative Compensation associated with the earned Voyager Fees shall be subtracted. Provided, however, no premium taxes or Dealer Administrative Compensation on the funds transferred to Voyager pursuant tot Exhibit B shall be subtracted from the earned Voyager Fees for the purposes of computing the Experience Refund.

     (c) From the amount calculated in (b), the paid Service Contract Losses, claims-related expenses and ending claims reserves shall be subtracted.

Step. 2. From the sum determined under Step 1, subtract any Experience Refunds previously paid for prior Calculation Periods.

The positive or negative amount calculated in accordance with these steps is the "Experience Refund" for the applicable Calculation Period to in Subparagraph 5.5.